UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2012

FLUIDIGM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34180	77-0513190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 100

South San Francisco, California 94080

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code) (650) 266-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 21, 2012, Fluidigm Corporation (the “Company”) closed a public offering (the “Offering”) of 4,209,000 shares of its common stock at a price of $14.25 per share, less underwriting discounts and commissions. The Offering included the sale of 549,000 shares pursuant to the underwriters’ over-allotment option. The gross proceeds from the sale of shares will be approximately $60 million, and the net proceeds from the sale of shares, after deducting the underwriters’ discounts and commissions and other estimated offering expenses payable by the Company, will be approximately $56.1 million. On August 21, 2012, the Company issued a press release announcing the exercise of the underwriters’ over-allotment option and the closing of the Offering.

A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit is deemed to have been filed with, the Securities and Exchange Commission:

Exhibit No.	Description

99.1	Fluidigm Corporation Press Release dated August 21, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUIDIGM CORPORATION

By:	/s/ Vikram Jog

Vikram Jog Chief Financial Officer

Date: August 21, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Fluidigm Corporation Press Release dated August 21, 2012